Exhibit 10.33

COMSCORE, INC.
Stock Option Grant Notice
Pursuant to the terms and conditions of the comScore, Inc. 2018 Equity and Incentive Compensation Plan, as may be amended from time to time (the “Plan”), comScore, Inc., a Delaware corporation (the “Company”), hereby grants to the individual listed below (“you” or the “Grantee”) the right and option to purchase all or any part of the number of shares of Common Stock set forth below (“Option”) on the terms and conditions set forth herein (this “Grant Notice”) and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Type of Option:	Non-Qualified Stock Option
Grantee:
Date of Grant:
Total Number of Shares Subject to this Option:
Exercise Price:
Expiration Date:
Vesting Schedule:
Subject to the Agreement, the Plan and the other terms and conditions set forth herein, this Option shall vest and become exercisable in accordance with the following schedule, so long as you remain in continuous service with the Company or a Subsidiary from the Date of Grant through each such vesting date:
[Notwithstanding the foregoing, this Option shall immediately become fully vested if, within one year following a Change in Control your service relationship with the Company or a Subsidiary is terminated (i) by the Company without Cause (as defined in your Change of Control and Severance Agreement with the Company (the “COC/Severance Agreement”)) or (ii) by you for Good Reason (as defined in the COC/Severance Agreement).]

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including electronic and facsimile counterparts), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

Exhibit 10.33

IN ORDER TO RECEIVE THE BENEFITS OF THE AGREEMENT AND THIS GRANT NOTICE, AND FOR THE AWARD TO BE EFFECTIVE, GRANTEE MUST ACCEPT THE AWARD IN THE COMPANY’S ONLINE EQUITY ADMINISTRATION SYSTEM. IF GRANTEE FAILS TO SATISFY THE ACCEPTANCE REQUIREMENT WITHIN 90 DAYS AFTER THE DATE OF GRANT, THEN (1) THE AGREEMENT AND THIS GRANT NOTICE WILL BE OF NO FORCE OR EFFECT AND THE OPTION GRANTED HEREIN WILL BE AUTOMATICALLY FORFEITED TO THE COMPANY WITHOUT CONSIDERATION, AND (2) NEITHER GRANTEE NOR THE COMPANY WILL HAVE ANY FUTURE RIGHTS OR OBLIGATIONS UNDER THIS AGREEMENT.
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2

Exhibit 10.33

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, and the Grantee has executed this Grant Notice, effective for all purposes as provided above.
COMSCORE, INC.

By:
Name:
Title:

GRANTEE

Name:

SIGNATURE PAGE TO
STOCK OPTION GRANT NOTICE

Exhibit 10.33

EXHIBIT A
Stock Option Agreement
This Stock Option Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between comScore, Inc., a Delaware corporation (the “Company”), and [●] (the “Grantee”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.Award. Effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby irrevocably grants to the Grantee the right and option (“Option”) to purchase all or any part of an aggregate of the number of shares of Common Stock set forth in the Grant Notice on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. This Option constitutes an Option Right under the Plan and shall be treated as an option that is not intended to be an Incentive Stock Option.
2.Exercise Price. The exercise price of each share of Common Stock subject to this Option shall be the exercise price set forth in the Grant Notice (the “Exercise Price”), which has been determined to be not less than the Market Value per Share on the Date of Grant. For all purposes of this Agreement, the Market Value per Share shall be determined in accordance with the provisions of the Plan.
3.Exercise of Option.
(a)    Subject to the earlier expiration of this Option as provided herein, this Option may be exercised, by (i) providing written notice to the Company in the form prescribed by the Committee from time to time at any time and from time to time after the Date of Grant, which notice shall be delivered to the Company in the form, and in the manner, designated by the Committee from time to time, and (ii) paying the Exercise Price in full in a manner permitted by Section 3(d); provided, however, that this Option shall not be exercisable for more than the percentage of the aggregate number of shares of Common Stock subject to this Option with respect to which this Option has become vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice or as provided in this Section 3.
(b)    This Option may be exercised only while the Grantee remains an employee or other service provider of the Company or a Subsidiary and will terminate and cease to be exercisable upon a termination of the Grantee’s continuous service with the Company or a Subsidiary, except that:
(i)    Termination Due to Death or Disability. Upon a termination of the Grantee’s service with the Company or a Subsidiary due to the Grantee’s death or Disability (as defined in the [Grantee’s Change of Control and Severance Agreement with the Company (the “COC/Severance Agreement”)]), then the portion of this Option that is vested may be

Exhibit 10.33

exercised by the Grantee (or the Grantee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Grantee) at any time during the period ending on the earlier to occur of (A) the date that is one year following the date of such termination or (B) the Expiration Date set forth in the Grant Notice (the “Expiration Date”).
(ii)    Termination Without Cause or Resignation. Upon a termination of the Grantee’s service with the Company or a Subsidiary (A) by the Company or a Subsidiary without Cause (as defined in the COC/Severance Agreement) or (B) by the Grantee, then the portion of this Option that is vested may be exercised by the Grantee (or the Grantee’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of the Grantee) at any time during the period ending on the earlier to occur of (x) the date that is 90 days following the date of such termination or (y) the Expiration Date.
(iii)    Termination for Cause. Upon a termination of the Grantee’s service with the Company or a Subsidiary by the Company or a Subsidiary for Cause, then this Option shall immediately terminate and cease to be exercisable as of the date of such termination.
(iv)    Extension of Exercisability. If the exercise of this Option within the applicable time periods set forth above is prevented by the provisions of Section 8, this Option will remain exercisable until 30 days after the date the Grantee is notified by the Company that this Option is exercisable, but in any event no later than the Expiration Date. If a sale of shares acquired upon the exercise of this Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, then this Option will remain exercisable until the earliest to occur of (A) the 30th day following the date on which a sale of such shares by the Grantee would no longer be subject to such suit or (B) the Expiration Date set forth in the Grant Notice. The Company makes no representation as to the tax consequences of any such delayed exercise. The Grantee should consult with the Grantee’s own tax advisor as to the tax consequences of any such delayed exercise.
(c)    This Option shall not be exercisable in any event after the Expiration Date set forth in the Grant Notice.
(d)    The Exercise Price for the shares of Common Stock as to which this Option is exercised shall be paid in full at the time of exercise (i) in cash (including check, bank draft or money order payable to the order of the Company or wire transfer of immediately available funds), (ii) if permitted by the Committee in its sole discretion, by delivering or constructively tendering to the Company shares of Common Stock having a Market Value per Share equal to the Exercise Price (provided such shares used for this purpose must have been held by the Grantee for such minimum period of time as may be established from time to time by the Committee to avoid adverse accounting consequences), (iii) if permitted by the Committee in its sole discretion, through a “cashless exercise” in accordance with a Company-established policy or program for the same, (iv) if permitted by the Committee in its sole discretion, by “net issuance exercise” pursuant to which the Company reduces the number of shares of Common Stock otherwise deliverable upon

Exhibit 10.33

exercise of this Option by a number of shares with an aggregate Market Value per Share equal to the aggregate Exercise Price at the time of exercise or (v) any combination of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, the Grantee shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock.
4.Service Relationship. For purposes of this Agreement, “continuous service” (or substantially similar terms) means the absence of any interruption or termination of the Grantee’s service as an Employee, Director or consultant to the Company or a Subsidiary. Continuous service shall not be considered interrupted or terminated in the case of transfers between locations of the Company and its Subsidiaries. Further, continuous service shall not be considered interrupted or terminated in the case of the Grantee’s cessation of service as an Employee, Director or consultant to the Company or a Subsidiary (each, a “Participant Class”) so long as the Grantee continues serving in another Participant Class. Without limiting the scope of the preceding sentence, it is expressly provided that the Grantee shall be considered to have terminated service with the Company (a) when the Grantee ceases to be in the service of any of the Company, a Subsidiary, or a corporation or other entity (or a parent or subsidiary of such corporation or other entity) assuming or substituting a new option for this Option or (b) at the time of the termination of the “Subsidiary” status under the Plan of the corporation or other entity that engages the Grantee.
5.Rights as a Stockholder.
(a)    The Grantee shall have no rights of ownership in the Common Stock underlying this Option (including no rights to receive dividends) and no right to vote the Common Stock underlying this Option until the date on which the Common Stock underlying this Option is issued or transferred to the Grantee pursuant to Section 3 above.
(b)    The obligations of the Company under this Agreement will be merely that of an unfunded and unsecured promise of the Company to deliver Common Stock in the future, and the rights of the Grantee will be no greater than that of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.
6.Adjustments. This Option and the number of shares of Common Stock underlying this Option, and the other terms and conditions of the grant evidenced by this Agreement, are subject to mandatory adjustment, including as provided in Section 11 of the Plan.
7.Withholding Taxes.
(a)    To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with the delivery to the Grantee of Common Stock or any other payment to the Grantee or any other payment or vesting event under this Agreement, the Grantee agrees that the Grantee will satisfy such requirement in a manner determined by the Committee prior to any payment to the Grantee, including a “sell to cover” transaction through a bank or broker. It shall be a condition to the obligation of the Company to make any such delivery

Exhibit 10.33

or payment that the Grantee has satisfied such requirement in the form or manner specified by the Company. In no event will the market value of the Common Stock to be withheld, sold and/or delivered pursuant to this Section 7 to satisfy applicable withholding taxes exceed the maximum amount of taxes or other amounts that could be required to be withheld without creating adverse accounting treatment for the Company with respect to this award, as determined by the Committee.
(b)    The Grantee acknowledges that there may be adverse tax consequences upon the receipt, vesting or exercise of this award or disposition of the underlying shares and that the Grantee has been advised, and hereby is advised, to consult a tax advisor. The Grantee represents that the Grantee is in no manner relying on the Board, the Committee, the Company or a Subsidiary or any of their respective managers, directors, officers, employees or authorized representatives (including attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
8.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and the requirements of any stock exchange or market system upon which the Common Stock may then be listed; provided, however, notwithstanding any other provision of the Plan and this Agreement, the Company shall not be obligated to issue any Common Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
9.Acknowledgements Regarding Section 409A of the Code. The Grantee understands that if the Exercise Price of the Common Stock under this Option is less than the fair market value of the Company’s common stock on the Date of Grant of this Option, then the Grantee may incur adverse tax consequences under Section 409A of the Code. The Grantee acknowledges and agrees that (a) the Grantee is not relying upon any determination by the Company, any Subsidiary or any of their respective employees, directors, managers, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value on the Date of Grant of this Option, (b) the Grantee is not relying upon any written or oral statement or representation of any of the Company Parties regarding the tax effects associated with the Grantee’s execution of this Agreement and the Grantee’s receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, the Grantee is relying on the Grantee’s own judgment and the judgment of the professionals of the Grantee’s choice with whom the Grantee has consulted. The Grantee hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with the Grantee’s execution of this Agreement and the Grantee’s receipt, holding and exercise of this Option.
10.Headings; References; Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All references herein to Sections shall, unless the context requires a different construction, be deemed to be references to the Sections of this Agreement. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” All references to “including” shall be construed as meaning “including without limitation.”

Exhibit 10.33

Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. All references to “dollars” or “$” in this Agreement refer to United States dollars. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto. Any reference in this Agreement to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
11.No Right to Future Awards or Employment. The grant of the Option under this Agreement to the Grantee is a voluntary, discretionary award being made on a one-time basis and it does not constitute a commitment to make any future awards. The grant of this Option and any payments made hereunder will not be considered salary or other compensation for purposes of any severance pay or similar allowance, except as otherwise required by law. Nothing contained in this Agreement shall confer upon the Grantee any right to be employed or remain employed by the Company or any of its Subsidiaries, nor limit or affect in any manner the right of the Company or any of its Subsidiaries to terminate the employment or adjust the compensation of the Grantee.
12.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or any of its Subsidiaries and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or any of its Subsidiaries.
13.Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to this Option; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or a Subsidiary or other entity) and the Grantee in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto, and the Committee has the right to amend, alter, suspend, discontinue or cancel this Option, prospectively or retroactively; provided, however, that (a) no amendment shall adversely affect the rights of the Grantee under this Agreement without the Grantee’s written consent, and (b) the Grantee’s consent shall not be required to an amendment that is deemed necessary by the

Exhibit 10.33

Company to ensure compliance with Section 409A of the Code or Section 10D of the Exchange Act.
14.Severability and Waiver. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.
15.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein or in the Plan, have the right to determine any questions which arise in connection with this Agreement.
16.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to this Option and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an online or electronic system established and maintained by the Company or another third party designated by the Company.
17.Governing Law. This Agreement shall be governed by and construed with the internal substantive laws of the State of Delaware, without giving effect to any principle of law that would result in the application of the law of any other jurisdiction.
18.Successors and Assigns. Without limiting Section 21 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company.
19.Acknowledgement. The Grantee acknowledges that the Grantee (a) has received a copy of the Plan, (b) has had an opportunity to review the terms of this Agreement and the Plan, (c) understands the terms and conditions of this Agreement and the Plan and (d) agrees to such terms and conditions.
20.Counterparts. The Grant Notice may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same agreement. Delivery of an executed counterpart of the Grant Notice by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of the Grant Notice.

Exhibit 10.33

21.Restrictions on Transfer of Option. Subject to Section 15 of the Plan, this Option shall not be transferable by the Grantee other than by will or pursuant to the laws of descent and distribution, and this Option shall be exercisable, during the Grantee’s lifetime, only by the Grantee.
22.Company Recoupment of Awards. Notwithstanding anything in this Agreement to the contrary, the Grantee acknowledges and agrees that this Agreement and the award described herein are subject to the terms and conditions of the Company’s clawback policy (if any) as may be in effect from time to time specifically to implement Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder (including applicable rules and regulations of any national securities exchange on which the Common Stock may be traded).
23.Notices. All notices and other communications under this Agreement shall be in writing and shall be delivered to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
If to the Company, unless otherwise designated by the Company in a written notice to the Grantee (or other holder):
comScore, Inc.
Attn: General Counsel
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
If to the Grantee, at the Grantee’s last known address on file with the Company.
Any notice that is delivered personally or by overnight courier or telecopier in the manner provided herein shall be deemed to have been duly given to the Grantee when it is mailed by the Company or, if such notice is not mailed to the Grantee, upon receipt by the Grantee. Any notice that is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the fourth day after the day it is so placed in the mail.
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